As filed with the Securities and Exchange Commission on March 11, 1999
                                                      Registration No. 333-
--------------------------------------------------------------------------------
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549
                      -------------------------------

                               FORM S-8
                        REGISTRATION STATEMENT
                                Under
                      THE SECURITIES ACT OF 1933

                     VALASSIS COMMUNICATIONS, INC.
          (Exact Name of Issuer as Specified in its Charter)

         Delaware                                            38-2760940
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                        19975 Victor Parkway
                       Livonia, Michigan 48152
         (Address of Principal Executive Offices, Zip Code)

VALASSIS COMMUNICATIONS, INC. AMENDED AND RESTATED 1992 LONG-TERM INCENTIVE PLAN
                     (Full  Title of the Plan)

            Barry P. Hoffman                               Telephone number,
     Valassis Communications, Inc.                        including area code,
         19975 Victor Parkway                             of Agent for Service:
       Livonia, Michigan 48152                               (734) 591-3000
     (Name and Address of Agent for Service)

                               Copies to:
                            Mark Thoman, Esq.
                         McDermott, Will & Emery
                          50 Rockefeller Plaza
                        New York, New York 10020
                            (212) 547-5400

CALCULATION OF REGISTRATION FEE
================================================================================
                                           Proposed     Proposed
          Title of                         Maximum      Maximum
        Securities          Amount         Offering    Aggregate     Amount of
            to be           to be           Price       Offering    Registration
        Registered       Registered(1)   Per Share(2)    Price          Fee
--------------------------------------------------------------------------------
Common Stock, par value    3,325,000       $47.125     $156,690,625    $43,560
  $0.01 share                 Shares
================================================================================
(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on March 10, 1999.

     The contents of the Registration Statements on Form S-8 (Registration No. 33-59670, Registration No. 333-00022 and Registration No. 333-52919) filed by Valassis Communications, Inc. (the "Company") with the Securities and Exchange Commission on March 17, 1993, January 3, 1996, and May 18, 1998, respectively, to register common stock to be issued pursuant to the Valassis Communications, Inc. 1992 Long-Term Incentive Plan (the "Long-Term Incentive Plan") and the Valassis Communications,Inc. Non-Employee Directors' Stock Compensation Plan are hereby incorporated herein by reference. This Registration Statement is being filed to increase the number of shares registered pursuant to the Long-Term Incentive Plan by 3,325,000 shares.








































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

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 2nd day of March, 1999.

                                          VALASSIS COMMUNICATIONS, INC.


                                          By:/s/ Alan F. Schultz
                                          -------------------------------
                                                 Alan F. Schultz
                                                 President and
                                                 Chief Executive Officer

POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Alan F. Schultz, Robert L. Recchia and Barry P. Hoffman, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

SIGNATURE                      TITLE                                   DATED


                                  Director                        March 2, 1999
----------------------
    Richard N. Anderson

/s/ Patrick F. Brennan            Director                        March 2, 1999
-----------------------
    Patrick F. Brennan

/s/ Mark C. Davis                 Director                        March 2, 1999
------------------------
    Mark C. Davis

/s/ Brian J. Husselbee            Director                        March 2, 1999
-------------------------
    Brian J. Husselbee
                                  Director                        March 2, 1999
-------------------------
    Larry L. Johnson

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

                                  Director                        March 2, 1999
-------------------------
    Brian M. Powers

/s/ Robert L. Recchia             Chief Financial Officer,        March 2, 1999
-------------------------         Treasurer and Director
     Robert L. Recchia            (Principal Financial and
                                  Accounting Officer)

/s/ Alan F. Schultz          Chairman of the Board of             March 2, 1999
----------------------       Directors, Chief Executive Officer,
    Alan F. Schultz          President and Director (Principal
                             Executive Officer)

/s/  Marcella A. Sampson          Director                        March 2, 1999
-------------------------
     Marcella A. Sampson


/s/ Faith Whittlesey              Director                        March 2, 1999
--------------------------
     Faith Whittlesey

EXHIBIT INDEX

Exhibit Number                                Description
-------------                                 -----------

4.1       The Company's Restated Certificate of Incorporation
          (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-45189)).

4.2 The Company's Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.2 to the Company's
          Registration Statement on Form S-1 (Registration No.
          33-45189)).

5.1 Opinion (including consent) of McDermott, Will & Emery as to the legality of the securities being offered.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of Ernst & Young LLP.

23.3      Consent of McDermott, Will & Emery (included in Exhibit 5.1)

24.1      Power of Attorney (included on signature page).

EXHIBIT 5.1


                                                      March 9, 1999

Valassis Communications, Inc.
19975 Victor Parkway
Livonia, Michigan  48152

     Re:  3,325,000 Shares of Common Stock, $0.01 Par Value (the "Common
           Stock") to be issued pursuant to the Valassis Communications, Inc. Amended and Restated Long-Term Incentive Plan, (the "Plan")

Dear Ladies and Gentlemen:

          We have acted as counsel for Valassis Communications, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 3,325,000 shares of Common Stock to be issued pursuant to the Plan.

          In arriving at the opinions expressed below we have examined the Registration Statement, the Plan, and such other documents as we have deemed necessary to enable us to express the opinions hereinafter set forth. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

          Based upon and subject to the foregoing, we are of the opinion that the Common Stock, when sold and issued in accordance with the terms of the Plan and the Registration Statement, will be duly authorized, legally issued, fully paid and non-assessable.

          We hereby consent to all references to our firm in the Registration Statement and to the filing of this opinion by the Company as an exhibit to the Registration Statement.


                                                Very truly yours,



                                                /s/ McDermott, Will & Emery

                                                EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Valassis Communications, Inc. on Form S-8 of our report dated February 10, 1998, appearing in the Annual Report on Form 10-K of Valassis Communications, Inc. for the year ended December 31, 1997.




 /s/ DELOITTE & TOUCHE LLP


Detroit, Michigan
March 10, 1999

                                                             EXHIBIT 23.2

                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Valassis Communications, Inc. Amended and Restated 1992 Long-Term Incentive Plan of our report dated February 10, 1997, with respect to the 1996 and 1995 consolidated financial statements and schedule of Valassis Communications, Inc. (prior to restatement for the change in accounting for inventory costs) included in the Annual Report (Form 10-K) of Valassis Communications, Inc. for the year ended December 31, 1997.




                                          /s/ ERNST & YOUNG LLP


Detroit, Michigan
March 9, 1999































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